UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2017

ENERGY FOCUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36583	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

32000 Aurora Road, Suite B
Solon, Ohio		44139
(Address of principal executive offices)		(Zip Code)

(440) 715-1300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 11, 2017, the Board of Directors of Energy Focus, Inc. (the “Company”) adopted the Energy Focus, Inc. Executive Bonus Plan (the “Plan”), effective as of January 1, 2017, which provides for the payment of a bonus to executive officers of the Company, as defined under Rule 16a-1 of the Securities Exchange Act (“Officers”) based on the achievement of business and individual performance objectives established by the Compensation Committee of the Board of Directors with respect to each performance period commencing on January 1 and ending on December 31 of each year (“Plan Year”).

Each participating Officer will be assigned a target bonus amount under the Plan as a percentage of his or her salary, which will be determined as to 70% of such amount based on Company performance and as to 30% of such amount on individual performance. The Company performance metrics selected for the 2017 Plan Year are revenue and adjusted EBITDA. Depending on the level of the Company or individual performance component achieved, the Officers are eligible to receive the following percentages of salary with respect to achieving minimum, target, and maximum performance levels: (a) Chief Executive Officer: 50%, 100%, and 150%, respectively, and (b) Chief Financial Officer: 15%, 50%, and 100%, respectively.

A copy of the Plan is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit
Number	Description

10.1	Energy Focus, Inc. Executive Bonus Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2017

ENERGY FOCUS, INC.

	By:	/s/ Michael H. Port
	Name:	Michael H. Port
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

10.1	Energy Focus, Inc. Executive Bonus Plan